 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOUTHRIDGE TECHNOLOGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware	10-0002110
(State of Incorporation)	(I.R.S. Employer Identification No.)

90 Grove Street, Ridgefield, CT.	06877
(Address of principal executive offices) Securities to be registered pursuant to Section 12(b) of the Act:	(Zip Code)

Title of each class To be so registered	Name of each exchange on which Each class is to be registered

NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-121070 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock Par Value $.001 per share
(Title of Class)

Preferred Stock Par Value $.001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

Incorporated herewith by reference (in accordance with Rule 12b-32 of the Exchange Act Rules) is Registrant’s 4th  Amendment to its Form SB-2 Registration Statement as filed with the SEC on July 17, 2006 under File No.: 333-130599, including, but not limited to Risk Factor No. 14 and sections entitled Dividend Policy and Description of Securities, including subheadings: Introduction; Preferred Stock; Common stock; Authorized but Unissued Capital Stock, Delaware Anti-Takeover Law and Shareholder Matters.

Item 2.

Exhibits

Incorporated herewith by reference (in accordance with Rule 12b-32 of the Exchange Act Rules) are the following Exhibits filed (on December 22, 2005) with the Registrant’s initial filing of its Form SB-2 Registration Statement under SEC File No. 333-130599 as follows.

Exhibit 3.1a

Certificate of Conversion

Exhibit 3.1b:

Articles of Incorporation

Exhibit 3.2:

By-Laws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	SOUTHRIDGE TECHNOLOGY GROUP, INC.

Date	February 8, 2007

By	/s/ Joseph M. Garzi
Joseph M. Garzi, President

*Print the name and title of the signing officer under his signature

3